UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

                           NewMarket Technology Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Nevada                       00-27917                 65-0729900
-------------------------     ------------------------  ------------------------
(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 386-3372
           ----------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)


Copies to:
                        Jeffrey J. Fessler, Esq.
                        Stephen M. Fleming, Esq.
                        Sichenzia Ross Friedman Ference LLP
                        1065 Avenue of the Americas
                        New York, New York 10018
                        Phone: (212) 930-9700
                        Fax: (212) 930-9725

-----------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     On February 22, 2006, NewMarket Technology, Inc., a Nevada corporation (the "Company"), entered into a Quota Purchase and Sale Purchase Agreement with Flavio Firmino Da Silva, Marcio Archimedes Pissardo, Celso Souza Isberner, Alexanre Dias Couto and Mind Information Services Ltda., a Brazilian corporation (collectively, the "Sellers"), to acquire Sellers' 100% interest in UniOne Consulting Ltda., a Brazilian limited liability company ("UniOne"). The purchase price to be paid by the Company is $6,460,320, which may be increased to $8,539,680 based on various criteria. The purchase price is payable in tranches as follows:

o    $1,000,000 is payable on the closing of the acquisition;
o    $1,084,000 is payable on August 22, 2006;
o    $1,084,000 is payable on February 22, 2007;
o on August 22, 2007, $823,840 is payable and a maximum of $520,320 is payable in the event that UniOne's after tax net profit exceeds $912,000 for the fiscal year 2006;
o on February 22, 2008, $823,840 is payable and a maximum of $520,320 is payable in the event that UniOne's after tax net profit exceeds $912,000 for the fiscal year 2006;
o on August 22, 2008, $823,840 is payable and a maximum of $520,320 is payable in the event that UniOne's after tax net profit exceeds $912,000 for the fiscal year 2007; and
o on December 22, 2008, $820,800 is payable and a maximum of $518,400 is payable in the event that UniOne's after tax net profit exceeds $912,000 for the fiscal year 2007.

     UniOne is a systems integrator, developer and business practice implementation company, providing support for the integration and maintenance of enterprise software applications. UniOne is located in Sao Paulo and Rio de Janeiro, Brazil, as well as a regional office in Santiago de Chile, Chile.

     The Closing of the UniOne purchase is scheduled for March 10, 2006 and remains subject to the satisfaction of customary terms and conditions.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March 2, 2006, the Board of Directors of the Company voted to appoint Kenneth Arnold Blow and Hugh Grandville Robinson as directors of the Company. There are no understandings or arrangements between Messrs. Blow and Robinson and any other person pursuant to which either director was selected as a director. Messrs. Blow and Robinson may be appointed to serve as a member of a committee although there are no current plans to appoint either director to a committee as of the date hereof. Neither Messrs. Blow nor Robinson have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Messrs. Blow and Robinson have never entered into a transaction, nor is there any proposed transaction, between Messrs. Blow and Robinson and the Company.

     Kenneth Blow, age 49, has been President and CEO since 1988 of Information Services Group, an IT consulting company focusing on projects in the United States, South America and Canada. Mr. Blow graduated from Prairie View A&M University in 1979 with a BA in Finance. He is on the Advisory Board for the

College of Business for Prairie View A&M. Mr. Blow started his career with Xerox Corporation as a marketing representative and then moved to Digital Equipment Corporation as a major account manager in the energy market. His last corporate assignment was with Microtel Pacific Research in Vancouver, British Columbia where he was a national account manager.

     Major General Hugh G. Robinson (USA, Retired), age 72, serves as the Chairman and Chief Executive Officer of Granville Construction & Development Co., Inc., a firm that develops and constructs low- and moderate-income residential housing, since 2003. From 1989 to 2003, he was chairman and chief executive officer of the Tetra Group, a construction management and building services firm. He is an advisory board member of TXU Corp. He also is a former chairman and board member of the Federal Reserve Bank of Dallas. He is a retired Major General from the United States Army. He is a director of Aleris
International, Inc. and Carmax, Inc. He is a graduate of the U.S. Military Academy at West Point, New York and earned a Master's Degree in Civil Engineering at Massachusetts Institute of Technology (MIT). He received an honorary Doctor of Laws degree from Williams College and attended the Harvard Management Program for Executives.


Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

Exhibit No.     Description
----------    --------------------------------

10.1 Quota Purchase and Sale Purchase Agreement dated February 22, 2006 by and between the Sellers and the Company
-----------------
* Filed herewith.



                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NEWMARKET TECHNOLOGY, INC.



Dated: March 7, 2006                 By: /s/Philip Verges
                                            --------------------------
                                      Name: Philip Verges
                                     Title: Chief Executive Officer